SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):
                      January 13, 2005 (January 12, 2005)


                             RADIOSHACK CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                  1-5571                    75-1047710
     (State or other            (Commission               (I.R.S. Employer
     jurisdiction of            File Number)             Identification No.)
      incorporation)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas     76102
         (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.        Entry into a Material Definitive Agreement

In connection with the retirement of Leonard H. Roberts, described in Item 5.02 below and incorporated by reference into this Item 1.01, RadioShack Corporation ("RadioShack") and Mr. Roberts entered into a Transition Agreement (the "Transition Agreement") on January 12, 2005. The Transition Agreement
contemplates that the parties will enter into a Consulting Agreement (the "Consulting Agreement") upon Mr. Roberts' termination of his employment under the Transition Agreement. A copy of the Transition Agreement is attached as
Exhibit 10.1, and a copy of the Consulting Agreement is attached as an exhibit to the Transition Agreement.

Pursuant to the Transition Agreement, until May 19, 2005 (the "Transition Date"), Mr. Roberts will continue to serve as RadioShack's Chief Executive Officer and will be entitled to receive his current salary, bonus, stock option grants and other compensation. On the Transition Date, Mr. Roberts will retire as CEO and will assist in the transition of his duties as CEO, including helping to guide RadioShack on long-term strategic opportunities, representing RadioShack with key industry, civic, and philanthropic constituents, and providing leadership to the Board of Directors, until the date Mr. Roberts' employment under the Transition Agreement is terminated (the "Retirement Date"), as described in the following paragraph. As compensation for Mr. Roberts' serving as Chairman of RadioShack, RadioShack will provide Mr. Roberts (i) an annual salary of $750,000, from the Transition Date until the Retirement Date;
(ii) a target annual bonus of $500,000, payable pursuant to RadioShack's Bonus Program for Executive Officers; (iii) 120 monthly cash payments in an amount equal to (x) the difference between the plan benefit amount under RadioShack's Officers' Deferred Compensation Plan that Mr. Roberts would have received if he retired at age 61 and the plan benefit amount he will receive based upon his age on the retirement date (y) divided by 120; and (iv) a one-time grant of restricted stock on the Transition Date valued at $750,000, that will vest ratably over three years beginning on June 1, 2006. In addition to the foregoing compensation, Mr. Roberts will also continue to participate in certain benefit plans of RadioShack in accordance with their terms, as specified in the Transition Agreement. Furthermore, from the Transition Date until the Retirement Date, Mr. Roberts will be entitled to (a) medical and related benefits that are customarily available to RadioShack's executive officers, in accordance with RadioShack's benefit programs, (b) access to the same executive benefits as were available to Mr. Roberts immediately prior to Mr. Roberts' retirement as CEO,
(c) have RadioShack pay the costs of the employee benefits for his administrative assistant, (d) have RadioShack pay the reasonable costs for the purchase and operation of a computer and a wireless handheld device for him and his administrative assistant, (e) pay his monthly fees at two clubs, as specified in the Transition Agreement, and (f) have RadioShack provide office space for Mr. Roberts and his administrative assistant (with RadioShack obligated to not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Mr. Roberts' administrative assistant's base annual salary).

Pursuant to the Consulting Agreement, Mr. Roberts will provide certain consulting services to RadioShack. In return, RadioShack will pay Mr. Roberts a monthly fee of $41,667, as well as providing Roberts with an administrative assistant and office space (with RadioShack obligated to not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Mr. Roberts' administrative assistant's base annual salary). In addition, RadioShack will pay a certain portion of Mr. Roberts' group health benefits, to the extent that Mr. Roberts elects to continue such benefits in accordance with COBRA, and will reimburse Mr. Roberts for reasonable expenses incurred by him in performing his services under the Agreement. The term of the Consulting Agreement will be 31 months after Mr. Roberts' employment as Chairman ceases.

Item 1.02         Termination of a Material Definitive Agreement

In the Transition Agreement, RadioShack and Mr. Roberts also agreed that the Severance Agreement that had been entered into by them on October 23, 1998, as amended, will terminate effective on the Transition Date. A copy of the Severance Agreement was previously filed by RadioShack on March 29, 1999, as
Exhibit 10z to RadioShack's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and a form of the amendment to the Severance Agreement was filed by RadioShack on March 12, 2004, as Exhibit 10t to RadioShack's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Severance Agreement provided that if, during its term, Mr. Roberts' employment with RadioShack was involuntarily terminated without cause (as described in the Severance Agreement), or terminated other than by virtue of Mr. Roberts' disability (as described in the Severance Agreement) or Mr. Roberts' death, RadioShack would be required to pay Mr. Roberts an amount in cash equal to two times the sum of (x) Mr. Roberts' annual salary (as described in the
Severance  Agreement),  (y) Mr.  Roberts'  target  bonus  (as  described  in the
Severance Agreement), and (z) Mr. Roberts' LTIP (as described in the Severance Agreement). In addition, all outstanding RadioShack stock options and restricted stock awards that would have otherwise become exercisable or vested within two years following the date of Mr. Roberts' termination of employment with RadioShack would have become exercisable or vested. Any options exercisable by Mr. Roberts at the time of his termination must have been exercised by Mr. Roberts within ninety (90) days after the second anniversary of such termination. Mr. Roberts also would have been credited with two years of age under any age based benefit plan that may be maintained by RadioShack, with any such age based benefits being payable under the terms of any such plan or plans.

The Severance Agreement further provided that, in the event that Mr. Roberts' employment with RadioShack would have been terminated because of (i) cause, (ii) Mr. Roberts' death, (iii) Mr. Roberts' disability or (iv) or the voluntary termination of employment by Mr. Roberts, then Mr. Roberts would not have received any payments or benefits under the Severance Agreement.

Item 2.02         Results of Operations and Financial Condition.

On January 13, 2005, RadioShack issued a press release containing certain information with respect to its sales for the fourth quarter of 2004. A copy of the press release is attached as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 13, 2005, RadioShack announced the retirement of Leonard H. Roberts as Chief Executive Officer of RadioShack, effective May 19, 2005. Mr. Roberts will remain as RadioShack's Chairman of the Board of Directors. RadioShack also announced that, effective May 19, 2005, David J. Edmondson, currently President and Chief Operating Officer of RadioShack, will be appointed President and Chief Executive Officer of RadioShack.

In addition, on January 12, 2005, Mr. Edmondson was appointed a director of RadioShack, to fill the vacancy created when RadioShack's Board of Directors, in accordance with the Company's Bylaws, increased the number of directors from fourteen to fifteen. Mr. Edmondson is expected to be named to the Executive Committee of the Board of Directors.

Prior to his appointment as Chief Executive Officer and director of RadioShack, Mr. Edmondson, who is 45, served as President and Chief Operating Officer of RadioShack since December 2000. Previously, Mr. Edmondson served as Senior Vice President of RadioShack, and Executive Vice President and Chief Operating Officer of the RadioShack division from October 1998 to December 2000.

There is no family relationship between Mr. Edmondson and any other executive officer or director of RadioShack, and there is no arrangement or understanding under which he was appointed. All executive officers of RadioShack are appointed by the Board of Directors annually to serve for the year, or until their successors are appointed. There are no transactions to which RadioShack or any of its subsidiaries is a party and in which Mr. Edmondson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Roberts' retirement and Mr. Edmondson's appointment is attached as Exhibit 99.2.

Item 9.01.        Financial Statements and Exhibits.

Exhibit No.

10.1 Transition Agreement, dated January 12, 2005, between RadioShack Corporation and Leonard H. Roberts.

99.1              Press Release, dated January 13, 2005.

99.2              Press Release, dated January 13, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 13th day of January, 2005.

                                          RADIOSHACK CORPORATION


                                          /s/  Mark C. Hill
                                          --------------------------------------
                                          Mark C. Hill
                                          Senior Vice President - Chief
                                          Administrative Officer, Corporate
                                          Secretary and General Counsel

                                  EXHIBIT INDEX

Exhibit No.

10.1 Transition Agreement, dated January 12, 2005, between RadioShack Corporation and Leonard H. Roberts.

99.1              Press Release, dated January 13, 2005.

99.2              Press Release, dated January 13, 2005.

                                                                    Exhibit 10.1

                              TRANSITION AGREEMENT

         This Transition Agreement ("Agreement") is entered into as of January 12, 2005 between RadioShack Corporation, a Delaware corporation ("RadioShack"), and Leonard H. Roberts ("Roberts"), an individual residing in the State of Texas.

                                    RECITALS

         The Board of Directors of RadioShack believes it is in the best interests of RadioShack's stockholders to enter into this Agreement to provide for Roberts' retirement as Chief Executive Officer ("CEO") from RadioShack, including matters relating to benefits and compensation, as well as Roberts' transition to serving as the Chairman of the Board of Directors of RadioShack ("Chairman"); and

         the Board of Directors believes that the total compensation provided under this Agreement is approximately equal to the total compensation Roberts would be entitled to receive under the Severance Agreement, dated October 23, 1998, as amended, between RadioShack and Roberts; and

         the parties desire to set forth all matters regarding Roberts' retirement as CEO and his service as Chairman.

                                    AGREEMENT

         1. Retirement as CEO. Effective May 19, 2005 (the "Transition Date"), Roberts shall retire as RadioShack's CEO, from all other officer positions he currently holds with RadioShack and its affiliates and from all director positions he holds with RadioShack's affiliates, and he shall remain as RadioShack's Chairman. Roberts shall continue as an employee of RadioShack after the Transition Date pursuant to the terms of this Agreement, and he agrees to perform the duties customary to the office of Chairman of RadioShack and as shall be assigned to him from time to time by the Board of Directors, including helping to guide RadioShack on long-term strategic opportunities, representing RadioShack with key industry, civic and philanthropic constituents, and providing leadership to the Board of Directors. Effective upon the Transition Date, the Severance Agreement, dated October 23, 1998, as amended, between RadioShack and Roberts shall terminate and be of no force and effect.

         2. Transition of Job Duties. After the Transition Date, in addition to the duties described in Section 1 hereof, Roberts shall (a) assist in the transition of his duties as CEO in a diligent and business-like manner and
(b) after the Retirement Date (as defined below), unless his employment is terminated earlier pursuant to Section 9 hereof, continue to provide services to RadioShack pursuant to the terms and conditions of the consulting agreement attached hereto as Exhibit A (the "Consulting Agreement").

         3. Term. Roberts' employment under this Agreement shall continue until terminated as provided in Section 9 of this Agreement (the "Retirement Date").

         4. Roberts' Compensation Until the Transition Date. Roberts shall continue to receive his salary, bonus, stock option grants and other compensation to which he is entitled in his current position with RadioShack to the Transition Date. On the Transition Date, all compensation related to Roberts' employment with RadioShack under all other agreements and arrangements shall cease, and no further compensation shall be due from or paid by RadioShack to Roberts, except as required by or contemplated in this Agreement, the Consulting Agreement, any benefit plan or program in which Roberts was participating on the Transition Date or as otherwise required by law.

         5. Benefit Plans. Except as otherwise expressly required by this Agreement, Roberts shall continue to participate in the following plans in accordance with their terms: RadioShack Corporation Officers' Deferred Compensation Plan, 2004 RadioShack Corporation Long Term Incentive Plan, 2004 RadioShack Corporation Bonus Program for Executive Officers, RadioShack Corporation Executive Deferred Compensation Plan and Executive Deferred Stock Plan, the 1993, 1997, 1999 and 2001 Incentive Stock Plans, RadioShack Investment Plan, RadioShack Corporation Supplemental Stock Plan, RadioShack Corporation 401(k) Plan, RadioShack Corporation Termination Protection Plan and RadioShack's health and welfare benefit plans.

         6. Compensation. As compensation for Roberts serving as Chairman, RadioShack shall make the following payments to Roberts.

              (a) Salary. From the Transition Date until the Retirement Date, RadioShack shall pay Roberts an annual salary of $750,000.00.

              (b) Target Annual Bonus. Roberts' target annual bonus shall be $500,000.00, payable pursuant to RadioShack's Bonus Program for Executive Officers and upon such terms and conditions, including performance measures, as the Management Development and Compensation Committee of RadioShack's Board of Directors establishes for RadioShack's executive officers.

              (c) Additional Retirement Benefits. Beginning on the first day of the seventh month after Roberts' separation from service (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and all regulations and other guidance issued by the Internal Revenue Service thereunder) with RadioShack, RadioShack shall make 120 monthly payments to Roberts, subject to the provisions of Section 11 hereof, in an amount equal to (x) the difference between the Plan Benefit Amount under the RadioShack Officers' Deferred Compensation Plan he would have received if he retired at age 61 and the Plan Benefit Amount he will receive based upon his age on the Retirement Date (y) divided by 120. If Roberts dies before RadioShack makes all such payments to him, RadioShack shall make the remaining payments in the same manner and on the same terms and conditions as if the remaining payments were made under the Officers' Deferred Compensation Plan.

              (d) Restricted Stock Grant. On the Transition Date, RadioShack shall grant Roberts such number of restricted shares of RadioShack common stock so as to then be valued at $750,000.00 pursuant to RadioShack's 1997 Incentive Stock Plan, which stock shall vest ratably over three years beginning on June 1, 2006.

         Payments made under Sections 6(a) and 6(b) above shall be paid in accordance with normal payroll practices of RadioShack and, together with payments made under Section 6(c) above, shall be reduced by any required state and federal withholding and deductions and any other permitted payroll deductions requested by Roberts.

         7. LTIP. After the date of this Agreement, any new awards to Roberts under RadioShack's Long Term Incentive Plan shall be at the discretion of the Board of Directors of RadioShack.

         8. Continued Executive Benefits. From the Transition Date until the Retirement Date, Roberts shall be entitled to such medical, disability, life insurance coverage, vacation, sick leave, holiday benefits and any other benefits, in each case as are customarily made available to RadioShack's executive officers, all in accordance with RadioShack's benefits program in effect from time to time. From the Transition Date until the Retirement Date, RadioShack shall (i) provide Roberts with the same executive benefits as provided to him immediately prior to his retirement as CEO, including the use of RadioShack's aircraft to be used only for RadioShack business purposes pursuant to RadioShack's policy as in effect from time to time, excess liability coverage, AYCO financial planning and administrative support, (ii) pay the costs of the employee benefits for his administrative assistant, (iii) pay the reasonable costs for the purchase and operation of a computer and a wireless handheld communications device for each of him and his administrative assistant, and (iv) pay his monthly fees at the City Club and the Fort Worth Club. In addition, during such period, RadioShack shall provide Roberts with office space for him and his administrative assistant, selected by Roberts but at a location other than RadioShack's corporate headquarters. RadioShack shall not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Roberts' administrative assistant's base annual salary.

         9. Termination Events. Roberts' services as Chairman from the Transition Date to the Retirement Date shall terminate upon the occurrence of any of the following events:

              (a) Roberts dies;

              (b) RadioShack, by written notice to Roberts, discharges Roberts due to Roberts' Disability (as defined below);

              As used in this Agreement, the term "Disability" shall mean that for a period of at least 60 days during any six consecutive month period on account of a mental or physical condition, Roberts is unable to perform the essential functions of his job as Chairman, with or without reasonable accommodation. The determination of Roberts' Disability shall be made (i) by a medical physician selected or agreed to by RadioShack or (ii) upon mutual agreement of RadioShack and Roberts or his personal representative. All costs relating to the determination of whether Roberts has incurred a Disability shall be paid by RadioShack. Roberts shall submit to any examination that is reasonably required by an examining physician for purposes of determining whether a Disability exists.

              (c) Roberts is discharged by RadioShack for Cause (as defined below):

              As used in this Agreement, the term "Cause" shall mean:

                  (i) Roberts' conviction of (or plea of guilty or nolo contendere to) (A) any felony or (B) any misdemeanor involving fraud or dishonesty in connection with the performance of his duties hereunder or moral turpitude or Roberts' entry into a consent decree (or similar arrangement) with any governmental agency or office; or

                  (ii) the willful and continued failure of Roberts for a total of 10 days (which need not be consecutive days) from the Transition Date to the Retirement Date to substantially perform his duties with RadioShack (other than any such failure resulting from illness or Disability) after a written demand for substantial performance from RadioShack's Board of Directors is delivered to Roberts, which demand specifically identifies the manner in which it is claimed Roberts has not substantially performed his duties; or

                  (iii) Roberts has willfully engaged in misconduct
              which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadioShack.

                  For purposes of this Section, no act or failure to
              act on Roberts' part shall be considered "willful" unless Roberts acted in bad faith or without a reasonable belief that Roberts' action or omission was in the best interest of RadioShack.

              (d) RadioShack terminates this Agreement for any reason other than for Cause or Disability, which RadioShack may do at any time;

              (e) Roberts voluntarily terminates his services due to either
         (i) a material default by RadioShack in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by RadioShack for a period of 10 days following its receipt of written notice thereof from Roberts (which notice must reasonably describe the facts claimed by Roberts to constitute the default or Adverse Change in Duties) (the reasons described in items (i) and (ii) of this paragraph being referred to herein as "Good Reason"); or

              (f) Roberts voluntarily terminates his services for any reason other than Good Reason, which Roberts may do at any time with at least 30 days' advance notice.

              As used in this Agreement, "Adverse Change in Duties" means an action or series of actions taken by the Board of Directors of RadioShack, without Roberts' prior written consent, which results in:

                  (i) a change in Roberts' reporting responsibilities, title, or responsibilities which results in a material diminution of his status, control or authority as Chairman; or

                  (ii) the assignment to Roberts of any positions, duties or responsibilities which are materially inconsistent with Roberts' positions, duties and responsibilities or status as Chairman.

         10.  Effects of Termination.

              (a) Upon termination of Roberts' employment hereunder for any reason, RadioShack shall promptly pay Roberts all salary earned by him under Section 6(a) of this Agreement during the then-current payroll period and unpaid through the effective date of termination.

              (b) In addition, if Robert's employment is terminated under
         Section 9(a), 9(b), 9(d) or 9(e) of this Agreement, then (i) RadioShack shall make the payments to Roberts described in Section 6(c) of this Agreement in accordance with the terms of such section and (ii) RadioShack shall make the payments to Roberts under Section 4 of the Consulting Agreement and provide the benefits to Roberts under Section 5 of the Consulting Agreement as if the Consulting Agreement had been executed by Roberts and RadioShack and had a term of 31 months. If Robert's employment is terminated under Section 9(a), 9(b), 9(d) or 9(e) of this Agreement prior to the one-year anniversary of the Transition Date, then, in addition to the payments described in the preceding sentence, (x) RadioShack shall make the payments to Roberts described in Sections 6(a) and 6(b) of this Agreement until the one-year anniversary of the Transition Date as and when they would have been paid had his employment not been terminated and (y) RadioShack shall provide the benefits to Roberts described in Section 8 of this Agreement until the one-year anniversary of the Transition Date. However, if any payment, grant or benefit described in clause (ii),
         (x), or (y) of this Section 10(b) is considered compensation deferred under a nonqualified deferred compensation plan as defined in Section 409A of the Code (and all regulations and other guidance issued by the Internal Revenue Service thereunder), such payment or benefit shall be delayed until the earliest date on which it may be paid without the imposition of any interest and additional tax under Code Section 409A(a)(1)(B).

         11. Release. In consideration of the promises, covenants and other valuable consideration provided by RadioShack in this Agreement, Roberts agrees that, for him to be entitled to receive the payments under Section 6(c) of this Agreement, he will execute the Release attached hereto as Exhibit B on the Retirement Date. RadioShack will also execute the Release on the Retirement Date.

         12. Confidential Information. Roberts agrees that the Employee Agreement on Intellectual Property Rights and Confidential Information, dated July 14, 1993 (the "Confidentiality Agreement") he executed shall remain in full force and effect.

         13. Non-Disparagement. Roberts agrees that he will not, nor will he allow anyone acting on his behalf or at his direction at any time to, criticize, defame or disparage RadioShack or the Released Parties, their plans, or their actions to any third party, either orally or in writing. RadioShack agrees that it will not, and it will use its reasonable efforts to cause the Released Parties to not, criticize, defame or disparage Roberts, his plans, or his actions to any third party, either orally or in writing. The provisions of this
Section 13 shall not apply to any truthful statement(s) required to be made by Roberts, by any Released Party or by any representative of Roberts or a Released Party in any legal proceeding or governmental (including all agencies thereof) or regulatory filing, investigation or proceeding.

         14. RadioShack's Default in Payment. Should RadioShack default in timely payment on the due date of any payment or amount due under this Agreement, Roberts shall give written notice of such default to the person specified in or pursuant to this Agreement to receive notice on behalf of RadioShack. RadioShack shall have ten calendar days after the receipt of such a notice of default to cure any payment default.

         15. Breach of this Agreement. If a court of competent jurisdiction determines that either party has breached or failed to perform any part of this Agreement, the parties agree that the non-breaching party shall be entitled to injunctive relief to enforce this Agreement and that the breaching party shall be responsible for paying the non-breaching party's costs and attorneys' fees incurred in enforcing this Agreement.

         16. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

         17. Ambiguities in this Agreement. The parties acknowledge that this Agreement has been drafted, prepared, negotiated and agreed to jointly, with advice of each party's respective counsel, and to the extent that any ambiguity should appear, now or at any time in the future, latent or apparent, such ambiguity shall not be resolved or construed against either party.

         18. Confidentiality. Except as required by law or the New York Stock Exchange, each of the parties agrees to keep confidential the specific terms of this Agreement, and shall not disclose the terms of this Agreement to any person except Roberts' wife and the financial, tax and legal advisors of Roberts and RadioShack (and the Board of Directors of RadioShack). This Agreement may be disclosed in, or filed as an exhibit to, any filing required under any securities laws or the New York Stock Exchange listing standards to be made by RadioShack.

         19. Notices. All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth:

         If to Roberts, to his current residence address maintained in RadioShack's records.

         With copy to:

              Allan Howeth
              Cantey & Hanger, L.L.P.
              Burnett Plaza, Suite 2100
              801 Cherry Street, Unit # 2
              Fort Worth, Texas 76102-6881

         If to RadioShack:

              RadioShack Corporation
              Mail Stop CF3-203
              300 RadioShack Circle
              Fort Worth, Texas 76102
              Attention:  General Counsel

Any party may send any notice or other communication hereunder to the intended recipient at the address set forth using any other means (including personal delivery, expedited courier, messenger services, telecopy (sent to RadioShack at 817-415-2697), ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner set forth herein.

         20. Counterpart Agreements. This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.

         21. Choice of Law. This Agreement shall be deemed performable by all parties in, and venue shall be in the state or federal courts located in, Tarrant County, Texas, and the construction and enforcement of this Agreement shall be governed by Texas law without regard to its conflict of laws rules.

         22. No Assignment of Claims. Roberts shall not assign or delegate any of his rights or obligations under this Agreement without the prior written consent of RadioShack, and any attempted assignment without RadioShack's consent shall be void ab initio. RadioShack may assign this Agreement to any successor of RadioShack or any purchaser of all or substantially all of the assets of RadioShack.

         23. Entire Agreement. This Agreement sets forth the entire agreement between the parties, and, except as otherwise provided herein, fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to the subject matter of this Agreement.

         24. Binding Effect of Agreement. This Agreement shall be binding upon Roberts, RadioShack and their heirs, administrators, representatives, executors, successors and permitted assigns.

         25. Code Section 409A Compliance. Notwithstanding any other provisions of this Agreement to the contrary, the parties agree that they will in good faith amend this Agreement in any manner reasonably necessary to comply with
Section 409A of the Code, and the parties further agree that any provision in this Agreement that shall violate the requirements of Section 409A shall be of no force and effect after such amendment.

                           [Signature Page to Follow]

         The parties have duly executed this Agreement as of the date first written above.



                                          RADIOSHACK CORPORATION


                                          /s/ Thomas G. Plaskett
                                          --------------------------------------
                                          By: Thomas G. Plaskett
                                          Title: Presiding Director




                                          /s/ Leonard H. Roberts
                                          --------------------------------------
                                          LEONARD H. ROBERTS

                                    Exhibit A

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is entered into on ______ __, _____ (the "Effective Date"), between RadioShack Corporation, a Delaware corporation ("RadioShack"), and Leonard H. Roberts (the "Roberts"), an individual residing in the State of Texas.

                                     RECITAL

         RadioShack desires to retain Roberts to render certain specific consulting services to RadioShack on the terms and conditions set forth in this Agreement, and Roberts desires to be retained by RadioShack on such terms and conditions.

                                    AGREEMENT

         1. Engagement and Duties. During the Term (defined below), Roberts shall provide to RadioShack the following consulting services: (i) represent RadioShack with key industry, civic and philanthropic constituents, (ii) assist RadioShack's Chief Executive Officer in maintaining and developing business relationships with key strategic partners, (iii) at the direction of the Chief Executive Officer, help in the vetting process for new technology and new strategic partners, (iv) regularly meet with the Chief Executive Officer to review progress toward the refinement and execution of RadioShack's strategy, and (v) at the request of the Chief Executive Officer, represent RadioShack's Board of Directors at key company events and (vi) at the request of the Chief Executive Officer, assist the Chief Executive Officer in the recognition and motivation of employees in pursuing RadioShack's strategy. Roberts shall report to RadioShack's Chief Executive Officer.

         2. Manner of Performance. Roberts shall perform all services and duties that reasonably may be required of him pursuant to the terms hereof, to the reasonable satisfaction of RadioShack acting in its sole discretion. Roberts shall not take any action that would be adverse to RadioShack's business interests or that may subject Roberts, RadioShack or any of its affiliates to civil or criminal liability. Roberts agrees to comply in full with all applicable laws, ethical standards, rules and regulations. Roberts agrees that he will comply with RadioShack's conflict of interest policies and represents that, on the date of this Agreement, he does not have any interest in any entity that would conflict in any manner with the performance of services under this Agreement. Subject to the restrictive covenants contained in this Agreement, including the non-disclosure and non-compete covenants, Roberts may engage in activities on his own behalf or on behalf of entities other than RadioShack and its affiliates, and may allocate his time between his obligations under this Agreement and such other activities in any manner Roberts deems appropriate, so long as Roberts' obligations under this Agreement are satisfied. Roberts will have the sole right to supervise, manage, control and direct the performance of the details incident to Roberts' duties described in this Agreement.

         3. Term. This Agreement shall commence on the Effective Date and shall end on ________ __ , ____ [the date that is 31 months after the Effective Date], unless earlier terminated as provided in Section 9 of this Agreement (the "Term").

         4. Compensation. As compensation for Roberts' performance of his services under this Agreement, RadioShack shall pay Roberts $41,667 per month (the "Monthly Fee") during the Term, payable in arrears on the last day of the month. RadioShack shall pay a prorated portion of the Monthly Fee upon termination of this Agreement if such termination occurs other than at the end of a month. RadioShack shall deliver each payment to Roberts within seven calendar days after the end of each month.

         5. Benefits. During the Term, RadioShack shall provide Roberts with an administrative assistant and office space for him and his administrative assistant, selected by him but at a location other than RadioShack's corporate headquarters. RadioShack shall not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Roberts' administrative assistant's base annual salary. If Roberts elects to continue his group health benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, RadioShack shall pay the portion of any premiums relating to such continuation coverage that RadioShack would otherwise have paid if Roberts was an active senior executive officer through the end of the Term.

         6. Expenses. RadioShack shall reimburse Roberts for all reasonable expenses incurred by him in connection with the performance of his services under this Agreement within 30 days following his delivery of an accounting of those expenses to RadioShack in accordance with RadioShack's then-current travel and business expense policy.

         7. Independent Contractor Status. RadioShack is retaining Roberts in the capacity of an independent contractor and not as an employee or agent of RadioShack or any of its affiliates. Roberts shall not be authorized at any time to execute any transaction on behalf of RadioShack or any of its affiliates. Nothing in this Agreement shall create, or shall be construed as creating, any form of partnership, joint venture, employer-employee relationship, or other affiliation that would permit Roberts to bind RadioShack or any of its affiliates with respect to any matter or would cause RadioShack or any of its affiliates to be liable for any action of Roberts. Neither RadioShack nor Roberts will represent to any third party that Roberts' engagement by RadioShack hereunder is in any capacity other than as an independent contractor. Except as provided in Section 5 of this Agreement, RadioShack shall not be obligated to maintain any insurance for Roberts, including, but not limited to, medical, dental, life or disability insurance. Except as required by law, Roberts will not be eligible to participate in any employee benefit plan or program of RadioShack. To the extent Roberts employs others in providing services under this Agreement, Roberts agrees to comply with all applicable workers' compensation laws and to provide satisfactory evidence of such compliance to RadioShack on request.

         8. Taxes and Withholding. Roberts hereby acknowledges and agrees that, as an independent contractor, he is legally required to determine and pay his own estimated federal income taxes, FICA (including FICA-matching), and all applicable federal and state payroll, excise, workman's compensation, and other withholdings.

         9. Termination. Roberts' services hereunder will terminate upon the occurrence of any of the following events:

         (a)  Roberts dies;

         (b) RadioShack, by written notice to Roberts, terminates this Agreement due to Roberts' Disability (as defined below);

         As used in this Agreement, the term "Disability" shall mean that for a period of at least 60 days during any six consecutive month period on account of a mental or physical condition, Roberts is unable to perform the essential functions of his services under this Agreement, with or without reasonable accommodation. The determination of Roberts' Disability shall be made (i) by a medical physician selected or agreed to by RadioShack or (ii) upon mutual agreement of RadioShack and Roberts or his personal representative. All costs relating to the determination of whether Roberts has incurred a Disability shall be paid by RadioShack. Roberts shall submit to any examination that is reasonably required by an examining physician for purposes of determining whether a Disability exists.

         (c)  RadioShack terminates this Agreement for Cause (as defined below):

         As used in this Agreement, the term "Cause" shall mean:

              (i) Roberts' conviction of (or plea of guilty or nolo contendere to) (A) any felony or (B) any misdemeanor involving fraud or dishonesty in connection with the performance of his services under this Agreement or moral turpitude or Roberts' entry into a consent decree (or similar arrangement) with any governmental agency or office; or

              (ii) the willful and continued failure of Roberts for a total of 10 days (which need not be consecutive days) during the Term to substantially perform his services under this Agreement (other than any such failure resulting from illness or Disability) after a written demand for substantial performance from RadioShack is delivered to Roberts, which demand specifically identifies the manner in which it is claimed Roberts has not substantially performed his services; or

              (iii) Roberts has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadioShack.

         For purposes of this Section, no act or failure to act on Roberts' part shall be considered "willful" unless Roberts acted in bad faith or without a reasonable belief that Roberts' action or omission was in the best interest of RadioShack.

         (d) RadioShack terminates this Agreement for any reason other than for Cause or Disability, which RadioShack may do at any time;

         (e) Roberts voluntarily terminates his services due to a material default by RadioShack in the performance of any of its obligations under this Agreement, which default remains unremedied by RadioShack for a period of 10 days following its receipt of written notice thereof from Roberts ("Good Reason"); or

         (f) Roberts voluntarily terminates his services for any reason other than Good Reason, which Roberts may do at any time with at least 30 days' advance notice.

         10. Effects of Termination.

         (a) Upon termination of Roberts' services hereunder for any reason, RadioShack shall promptly pay Roberts that portion of the Monthly Fee earned by him under Section 4 of this Agreement during the then-current month and unpaid through the effective date of termination.

         (b) In addition, if Roberts' services are terminated under Section 9(a), 9(b), 9(d) or 9(e) of this Agreement, then RadioShack shall also make the payments to Roberts described in Section 4 of this Agreement and provide the benefits described in Section 5 of this Agreement until _________ __, ____ [the date that is 31 months after the Effective Date], as and when they would have been paid had his services not been terminated. However, if any payment or benefit described in the previous sentence is considered compensation deferred under a nonqualified deferred compensation plan as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") (and all regulations and other guidance issued by the Internal Revenue Service thereunder), such payment or benefit shall be delayed until the earliest date on which it may be paid without the imposition of any interest and additional tax under Code
Section 409A(a)(1)(B).

         11. Non-disclosure of Confidential Information. Roberts will not make any unauthorized use, publication or disclosure, during and after the Term, of any information generated or acquired by him during the performance of his services under this Agreement, including, but not limited to, information of a confidential or trade secret nature ("Confidential Information"). Confidential Information includes information not generally known by or available to the public about or belonging to RadioShack or belonging to other persons to whom RadioShack may have an obligation to maintain information in confidence. Authorization for disclosure of Confidential Information may be obtained only through RadioShack's General Counsel or designee. Roberts will not disclose to RadioShack, or induce RadioShack to use, any confidential or trade secret information or material belonging to others.

         12.  Ownership of Intellectual Property Rights.

         (a) Except as otherwise provided in Section 12(f) of this Agreement, Roberts hereby assigns, transfers, and conveys to RadioShack his entire right, title and interest in the United States and all foreign countries in any and all Intellectual Property (as defined below) which he has made or conceived or may make or conceive, related to the business of RadioShack or its affiliates or within the scope of his services under this Agreement, whether as a sole inventor or originator or as a joint inventor or originator with another or others, during the Term. Roberts acknowledges that any copyrights included in Intellectual Property made by him within the scope of his services under this Agreement belong to RadioShack by operation of law. "Intellectual Property" is information of a technical or a business nature, such as ideas, discoveries, inventions, improvements, trade secrets, know-how, machines, manufacturing processes, product designs, formulae, theses, books, computer programs, drawings, lectures, illustrations, photographs, writings and other works of authorship, customer lists, sales, profits, financial figures, marketing plans, business methods and the like.

         (b) Set forth below is a complete and accurate list of all ideas, designs, inventions, improvements, discoveries and developments ("Inventions"), patented or not, if any, including a brief descriptions thereof or titles and dates of documents describing them, which Roberts made before the execution of this Agreement and that are excluded from the operation of this Agreement:___________________________________________________.

         (c) During and after the Term, at the request and expense of RadioShack or its nominees, and for no remuneration except that due Roberts pursuant to this Agreement, but at no expense to Roberts, Roberts shall execute, acknowledge, make and deliver to RadioShack, its nominees, agents or attorneys any and all documents which in the judgment of RadioShack, its nominees, agents or attorneys may be necessary or desirable to invest in or secure or maintain for the benefit of RadioShack adequate patent and other property rights in the United States and all foreign countries with respect to any Intellectual Property owned by or assigned to RadioShack under this Agreement, including (1) United States and foreign patent and copyright applications; (2) applications for securing, protecting or registering any property rights owned by or assigned to RadioShack under this Agreement and (3) other documents needed to obtain, secure, protect and register any property rights owned by or assigned to RadioShack under this Agreement. Roberts shall assist RadioShack, its nominees, agents or attorneys by furnishing evidence in his possession or under his control for the purpose of obtaining or enforcing such rights.

         (d) Roberts shall disclose promptly to RadioShack, its nominees, agents or attorneys any and all Intellectual Property (1) owned by or assigned to RadioShack under the provisions of Section 12(a) of this Agreement or (2) in which any time, equipment, supply, facility or information of RadioShack was used, when made or conceived, in whole or in part, by Roberts. Roberts shall make and maintain adequate and current records thereof.

         (e) Except as otherwise provided in Section 12(f) of this Agreement, any and all Inventions made or conceived by Roberts within one year after the Term shall be owned by or assigned to RadioShack under the provisions of Section 12(a) of this Agreement, unless proven by Roberts to have been made or conceived after the Term.

         (f) The provisions of this Section 12 reserve to Roberts rights in certain Intellectual Property. No provision of Section 12 is intended to require assignment of any rights in any Intellectual Property (1) made or conceived outside the scope of Roberts' services under the Agreement, and (2) developed entirely on Roberts own time, and (3) for which no equipment, supplies, facility or information of RadioShack was used, and (4) not resulting from any services performed for RadioShack. Roberts may have other rights under state laws which vary from state to state.

         13. Non-competition. Roberts shall comply with Section 5.5(a) of the RadioShack Corporation Officers Deferred Compensation Plan, as it may be amended from time to time, which section is incorporated by reference into this Section 13; provided, however, that for purposes of this Agreement the period of his compliance with Section 5.5(a) shall be during the Term instead of during the period set forth in Section 5.5(a)

         14. Return of Property. Before the end of the Term, Roberts shall return all equipment and property in his possession that belongs to RadioShack, including all files and programs stored electronically or otherwise that relate or refer to RadioShack, and all original and copies of documents, notes, memoranda or any other written materials that relate or refer to RadioShack, including material that constitutes Confidential Information, other than information or documents relating to Roberts' RadioShack compensation or benefit plans or programs in which he participates or participated.

         15. RadioShack's Default in Payment. Should RadioShack default in timely payment on the due date of any payment or amount due under this Agreement, Roberts shall give written notice of such default to the person specified in or pursuant to this Agreement to receive notice on behalf of RadioShack. RadioShack shall have ten calendar days after the receipt of such a notice of default to cure any payment default.

         16. Breach of this Agreement. If a court of competent jurisdiction determines that either party has breached or failed to perform any part of this Agreement, the parties agree that the non-breaching party shall be entitled to injunctive relief to enforce this Agreement and that the breaching party shall be responsible for paying the non-breaching party's costs and attorneys' fees incurred in enforcing this Agreement.

         17. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

         18. Ambiguities in this Agreement. The parties acknowledge that this Agreement has been drafted, prepared, negotiated and agreed to jointly, with advice of each party's respective counsel, and to the extent that any ambiguity should appear, now or at any time in the future, latent or apparent, such ambiguity shall not be resolved or construed against either party.

         19. Confidentiality. Except as required by law or the New York Stock Exchange, each of the parties agrees to keep confidential the specific terms of this Agreement, and shall not disclose the terms of this Agreement to any person except Roberts' wife and the financial, tax and legal advisors of Roberts and RadioShack (and the Board of Directors of RadioShack). This Agreement may be disclosed in, or filed as an exhibit to, any filing required under any securities laws or the New York Stock Exchange listing standards to be made by RadioShack.

         20. Notices. All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth:

         If to Roberts, to his current residence address maintained in RadioShack's records.

         With copy to:

              Allan Howeth
              Cantey & Hanger, L.L.P.
              Burnett Plaza, Suite 2100
              801 Cherry Street, Unit # 2
              Fort Worth, Texas 76102-6881

         If to RadioShack:

              RadioShack Corporation
              Mail Stop CF3-203
              300 RadioShack Circle
              Fort Worth, Texas 76102
              Attention:  General Counsel

Any party may send any notice or other communication hereunder to the intended recipient at the address set forth using any other means (including personal delivery, expedited courier, messenger services, telecopy (sent to RadioShack at 817-415-2697), ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner set forth herein.

         21. Counterpart Agreements. This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.

         22. Choice of Law. This Agreement shall be deemed performable by all parties in, and venue shall be in the state or federal courts located in, Tarrant County, Texas, and the construction and enforcement of this Agreement shall be governed by Texas law without regard to its conflict of laws rules.

         23. Entire Agreement. This Agreement sets forth the entire agreement between the parties, and, except as otherwise provided herein, fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to the subject matter of this Agreement.

         24. Binding Effect of Agreement. This Agreement shall be binding upon Roberts, RadioShack and their heirs, administrators, representatives, executors, successors and permitted assigns.

         25. Code Section 409A Compliance. Notwithstanding any other provisions of this Agreement to the contrary, the parties agree that they will in good faith amend this Agreement in any manner reasonably necessary to comply with
Section 409A of the Internal Revenue Code of 1986, as amended, and the parties further agree that any provision in this Agreement that shall violate the requirements of Section 409A shall be of no force and effect after such amendment.

                           [Signature Page to Follow]

         The parties have duly executed this Agreement as of the date first written above.



                                          RADIOSHACK CORPORATION


                                          --------------------------------------
                                          By: ________________
                                          Title: ______________




                                          --------------------------------------
                                          LEONARD H. ROBERTS

                                    Exhibit B

                                     RELEASE


         This Release ("Release") is entered into as of __________ __, ____ between RadioShack Corporation, a Delaware corporation ("RadioShack"), and Leonard H. Roberts ("Roberts"), an individual residing in the State of Texas.

                                     RECITAL

         This Release is executed pursuant to Section 11 of the Transition Agreement dated as of January __, 2005 between RadioShack and Roberts (the "Transition Agreement").

                                    AGREEMENT

         1. Roberts' Release. In consideration of the promises, covenants and other valuable consideration provided by RadioShack in the Transition Agreement and in this Release, Roberts hereby unconditionally releases and discharges RadioShack and its current and former employees, officers, agents, directors, shareholders and affiliates their respective current and former employees, officers, agents, directors, shareholders and affiliates (collectively referred to as "Released Parties") from any and all claims, causes of action, losses, obligations, liabilities, damages, judgments, costs, expenses (including attorneys' fees) of any nature whatsoever, known or unknown, contingent or non-contingent (collectively, "Claims"), that Roberts had or has as of the date of this Release or that he had, has or may at any time in the future have arising (i) out of Roberts' hiring, employment, or retirement with RadioShack and (ii) under federal or state law, including, but not limited to, the Age Discrimination in Employment Act of 1967, 42 U.S.C. ss.ss. 1981-1988, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, COBRA, the National Labor Relations Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Workers Adjustment and Retraining Act, the Americans with Disabilities Act of 1990, the Texas Labor Code, the Texas Commission on Human Rights Act, the Texas Payday Act, Chapter 38 of the Texas Civil Practices and Remedies Code, and any provision of the state or federal Constitutions or Texas common law. This Release includes but is not limited to any claims Roberts may have for salary, wages, severance pay, vacation pay, sick pay, bonuses, benefits, pension, stock options, overtime, and any other compensation or benefit of any nature. This release also includes but is not limited to all common law claims including but not limited to claims for wrongful discharge, breach of express or implied contract, implied covenant of good faith and fair dealing, intentional infliction of emotional distress, defamation, conspiracy, invasion of privacy, and/or tortious interference with current or prospective business relationships. Furthermore, Roberts relinquishes any right to re-employment with RadioShack or the Released Parties. Roberts also relinquishes any right to further payment or benefits under any employment agreement, benefit plan or severance arrangement maintained or previously or subsequently maintained by RadioShack or any of the Released Parties or any of its respective predecessors or successors, except that he does not release any rights he has under Section 5 of the Transition Agreement. Roberts also does not release his right to enforce the terms of this Release, the Transition Agreement or the Consulting Agreement described in Section 2 of the Transition Agreement (the "Consulting Agreement") or his right to indemnification and advancement of expenses under any agreement he has entered into with RadioShack, under RadioShack's charter or by-laws or under any insurance policy maintained by RadioShack that is applicable to its directors and officers.

         2. RadioShack's Release. RadioShack hereby unconditionally releases and discharges Roberts from any and all Claims that RadioShack has as of the date of this Release, so long as he acted in good faith and in the best interests of RadioShack and his conduct was not unlawful or illegal. However, RadioShack will not release its right to enforce the terms of this Release, the Transition Agreement, the Consulting Agreement or the Confidentiality Agreement described in Section 12 of the Transition Agreement (the "Confidentiality Agreement").

         3. No Claims Against Released Parties. Roberts warrants and represents that he will not bring any claim or lawsuit against RadioShack or any of the Released Parties related to any matters released by Roberts under Section 1 of this Release. Roberts agrees that if he brings or asserts any such action or lawsuit other than one asserting rights under the Older Workers Benefit Protection Act (the "OWBPA"), he shall pay all costs and expenses, including reasonable attorneys' fees, incurred by RadioShack or the Released Parties in dismissing or defending the action or lawsuit. Nothing in this provision, however, shall be interpreted to prevent Roberts from bringing a claim or lawsuit to enforce the terms of this Release, the Transition Agreement or the Consulting Agreement.

         4. No Claims Against Roberts. RadioShack warrants and represents that it will not bring any claim or lawsuit against Roberts related to any matters released by RadioShack under Section 2 of this Release. RadioShack agrees that if it brings or asserts any such action or lawsuit, it shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Roberts in dismissing or defending the action or lawsuit. Nothing in this provision, however, shall be interpreted to prevent RadioShack from bringing a claim or lawsuit to enforce the terms of this Release, the Transition Agreement, the Consulting Agreement or the Confidentiality Agreement.

         5. Breach of this Agreement. If a court of competent jurisdiction determines that either party has breached or failed to perform any part of this Release, the parties agree that the non-breaching party shall be entitled to injunctive relief to enforce this Release and that the breaching party shall be responsible for paying the non-breaching party's costs and attorneys' fees incurred in enforcing this Release. This Section does not apply to any claims Roberts may have regarding his rights under the OWBPA.

         6. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

         7. Ambiguities in this Release. The parties acknowledge that this Release has been drafted, prepared, negotiated and agreed to jointly, with advice of each party's respective counsel, and to the extent that any ambiguity should appear, now or at any time in the future, latent or apparent, such ambiguity shall not be resolved or construed against either party.

         8. Confidentiality. Except as required by law or the New York Stock Exchange, each of the parties agrees to keep confidential the specific terms of this Release, and shall not disclose the terms of this Release to any person except Roberts wife and the financial, tax and legal advisors of Roberts and RadioShack (and the Board of Directors of RadioShack). This Release may be disclosed in, or filed as an exhibit to, any filing required under any securities laws or the New York Stock Exchange listing standards to be made by RadioShack.

         9. Notices. All notices and other communications hereunder will be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth:

         If to Roberts, to his current residence address maintained in RadioShack's records.

         With copy to:

              Allan Howeth
              Cantey & Hanger, L.L.P.
              Burnett Plaza, Suite 2100
              801 Cherry Street, Unit # 2
              Fort Worth, Texas 76102-6881

         If to RadioShack:

              RadioShack Corporation
              Mail Stop CF3-203
              300 RadioShack Circle
              Fort Worth, Texas 76102
              Attention:  General Counsel

Any party may send any notice or other communication hereunder to the intended recipient at the address set forth using any other means (including personal delivery, expedited courier, messenger services, telecopy (sent to RadioShack at 817-415-2697), ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner set forth herein.

         10. Counterpart Agreements. This Release may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.

         11. Choice of Law. This Release shall be deemed performable by all parties in, and venue shall be in the state or federal courts located in, Tarrant County, Texas and the construction and enforcement of this Release shall be governed by Texas law without regard to its conflict of laws rules.

         12. No Assignment of Claims. Roberts represents and warrants that he has not transferred or assigned to any person or entity any Claim involving RadioShack or the Released Parties or any portion thereof or interest therein.

         13. Entire Agreement. This Release sets forth the entire agreement between the parties, and, except as otherwise provided herein, fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to the subject matter of this Release.

         14. Binding Effect of Release. This Release shall be binding upon Roberts, RadioShack and their heirs, administrators, representatives, executors, successors and permitted assigns.

         15. Time to Sign and Return Release. Roberts acknowledges and agrees that he first received the original of this Release on or before ________ __, ____. Roberts also understands and agrees that he has been given at least 21 calendar days from the date he first received this Release to obtain the advice and counsel of the legal representative of his choice and to decide whether to sign it. Roberts acknowledges that he has been advised and has sought the advice of his own counsel. Roberts understands that he may sign this Release at any time on or before the expiration of this 21-day period. Roberts also understands that for seven calendar days after he signs this Release he has the right to revoke it, and that this Release will not become effective and enforceable until after the expiration of this seven-day period in which he did not exercise his right of revocation. Roberts specifically understands and agrees that any attempt by him to revoke this Release after the seven-day period has expired is, or will be, ineffective. Roberts represents and agrees that he has thoroughly discussed all aspects and effects of this Release with his attorney, that he has had a reasonable time to review this Release, that he fully understands all the provisions of this Release and that he is voluntarily entering into this Release. BY SIGNING THIS RELEASE, ROBERTS ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS RELEASE, THAT HE UNDERSTANDS ALL OF ITS TERMS, AND THAT HE IS ENTERING INTO IT VOLUNTARILY. HE FURTHER ACKNOWLEDGES THAT HE IS AWARE OF HIS RIGHTS TO REVIEW AND CONSIDER THIS RELEASE FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATES THAT BEFORE SIGNING THIS RELEASE, HE HAS EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT HE DESIRED. HE ALSO ACKNOWLEDGES THAT HE WILL BE RECEIVING BENEFITS THAT HE WOULD NOT OTHERWISE BE ENTITLED TO RECEIVE EXCEPT BY VIRTUE OF HIS ENTERING INTO THIS RELEASE.

                           [Signature Page to Follow]

         The parties have duly executed this Release as of the date first written above.



                                          RADIOSHACK CORPORATION

                                          --------------------------------------
                                          By: __________________________________
                                          Title: _______________________________




                                          --------------------------------------
                                          LEONARD H. ROBERTS

                                                                    Exhibit 99.1


                                                                January 13, 2005
                                                                    RSH-2005-002
For further information contact:
James M. Grant,                                Kay Jackson,
Senior Director, Investor Relations            Senior Director, Public Relations
(817) 415-7833                                 (817) 415-3300
Or                                             Media.relations@radioshack.com
Leah M. King
Director, Investor Relations
(817) 415-2909
investor.relations@radioshack.com
---------------------------------

       RadioShack Corporation Announces Fourth Quarter 2004 Sales Results
                 Total Sales Up 7%, Comparable Store Sales Up 3%
              Company Reaffirms 2004, 2005 Annual Earnings Guidance


Fort Worth, Texas (January 13, 2005) - RadioShack Corporation (NYSE: RSH) today announced total sales of $1.59 billion for the quarter ended December 31, 2004 versus total sales of $1.49 billion for the quarter ended December 31, 2003, an increase of 7%. RadioShack's fourth quarter 2004 comparable store sales grew by 3%.


"Sales gains in wireless, imaging and personal electronics were key factors in driving our financial results," said Leonard Roberts, chairman and chief executive officer. "I am very proud of our field organization and home office associates for all their hard work during the fourth quarter and throughout the year."


Total unaudited sales by department for the fourth quarter of 2004 were as follows:

o Wireless Communications, up 13%, due primarily to higher sales of post-paid offerings from Verizon and Sprint, prepaid products and service from Virgin Mobile, and the Sam's Club channel.

o Wired Communications, down 15%, due to lower sales of telephones and telephone accessories.

o Radio Communications, down 3%. Lower sales of most radio products were largely offset by higher sales of scanners as a result of a harsh hurricane season.

o Computer, up 27%, due to higher sales of digital imaging, networking, and surveillance products.

o Home Entertainment, down 16%, due primarily to lower sales of accessories, home audio and home video products.

o Power and Technical, up 5%. Higher sales of power products and tools were partially offset by lower sales across the technical portion of the department portfolio.

o Personal electronics/toys/music, up 12%. Higher sales of satellite radio and memory players were partially offset by lower sales of radio-controlled toys.

Sales excluding the wireless department rose 3%. This was a significant sequential improvement from the declines of the first three quarters of 2004, and a positive result of the company's continued efforts to transition its product assortment.

"We produced respectable sales not only by merchandise department, but also across virtually all selling channels such as company stores, dealer stores, Sprint and Sam's Club kiosks," Roberts said.

Fiscal year total sales were $4.84 billion in 2004 versus $4.65 billion in 2003, an increase of 4%. Comparable store sales for fiscal year 2004 increased 3%.

RadioShack reaffirms its fiscal year 2004 earnings per share guidance of $2.07 to $2.09. In addition, the company reaffirms its fiscal year 2005 earnings per share guidance of 19% to 21% above fiscal year 2004.

Today at 9:00 a.m. ET, management will host a conference call for interested investors followed by a question and answer period. The public is invited to listen to the call live on the Internet at www.radioshackcorporation.com on the Investor Relations page. The call will be replayed on the web site until February 9, 2005 at 11:59 p.m. ET. Statements made in this news release which are forward-looking involve risks and uncertainties and are indicated by words such as "reaffirms" and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks indicated in filings with the S.E.C. such as RadioShack's most recent Forms 10-K and 10-Q.

Fort Worth, Texas-based RadioShack Corporation (NYSE: RSH) is the nation's most trusted consumer electronics specialty retailer of wireless communications, electronic parts, batteries and accessories, as well as other digital technology products and services. With nearly 7,000 RadioShack stores and dealer outlets nationwide, it is estimated that 94 percent of all Americans live or work within five minutes of one of them. The company's knowledgeable sales associates and brand position - "You've got questions. We've got answers.(R)" - support RadioShack's mission to demystify technology in every neighborhood in America. For more information on the company, visit the RadioShack Corporation web site at www.radioshackcorporation.com. For more information on RadioShack products and services, visit its e-commerce web site at www.radioshack.com.

                                                                    Exhibit 99.2


Laura Moore or                                 James Grant or
Kay Jackson                                    Leah King
RadioShack Media Relations                     RadioShack Investor Relations
(817) 415-3300                                 (817) 415-7833
Media.Relations@RadioShack.com                 Investor.Relations@RadioShack.com


              RadioShack's Leonard Roberts to Transition CEO Role,
                         Continue as Executive Chairman
      President and Chief Operating Officer David Edmondson Promoted to CEO

Fort Worth, Texas (January 13, 2005) - After more than a decade of working side by side - first turning around the RadioShack Retail Division and then re-invigorating RadioShack Corporation - Leonard Roberts, chairman and chief executive officer, and David Edmondson, president and chief operating officer, will continue leading the company, only with different roles. Today, the Board of Directors of RadioShack Corporation (NYSE: RSH) announced that Roberts, 55, will transition out of the CEO role over the next four months and will continue as executive chairman. The board selected Edmondson, 45, as the company's President and CEO, effective at the annual shareholders meeting on May 19. The CEO transition is a planned succession that follows Edmondson's promotion to president and COO in December 2000. Edmondson was also elected to the company's board of directors.

"I knew from the first time I met Dave that he could someday become CEO of RadioShack," said Roberts. "For the past 10 years, we've worked together to bring increased value to RadioShack shareholders. We've developed an exciting growth strategy, and with Dave leading the day-to-day operations, we're poised to take the company to the next level. It's been gratifying for me to mentor Dave and watch him grow into an exceptional leader and manager. His passion for execution, coupled with his vision and strategic prowess, is just what we need to deliver on our Solutions Strategy."

Two years ago, the board of directors approved the company's Solutions Strategy that was developed by Roberts and Edmondson - "To dominate cost effective solutions to meet everyone's routine electronics needs and families' distinct electronics wants." This multi-year growth strategy is aimed at increasing operating efficiencies, revitalizing RadioShack's retail experience, and capitalizing on new initiatives that leverage the company's retail expertise. As proof that the Solutions Strategy is gaining traction, the company has delivered 6 quarters of year-over-year EPS growth of at least 17%.

"Len and I have been working side by side for more than a decade - first turning around the RadioShack Retail Division, then reinvigorating RadioShack Corporation," said Edmondson. "It's been remarkable to be part of Len's team and to help him revitalize an American icon. I feel fortunate to have learned from a CEO who I, along with business leaders throughout the world, greatly admire. I look forward to my continued working relationship with Len as he becomes executive chairman of RadioShack."

Edmondson joined RadioShack in 1994 as vice president of marketing for the Retail Division and has steadily advanced within the company. As COO, he improved the company's supply chain management process, established a Retail Services Division to leverage the company's core competencies to increase revenue and profits, and negotiated and implemented mutually beneficial strategic partnerships with Sprint, Hewlett-Packard, Verizon Wireless, Cingular Wireless, T-Mobile and Sam's Club. Edmondson was also the architect behind the development of the company's new store concept - an essential component of improving the overall shopping experience.

As President and CEO, Edmondson will manage the overall performance of the company, including leading the company to achieve its long-term goals, build an effective executive team, and establish and maintain business relationships with key industry partners.

"In order to continue executing the company's strategy, I have four simple objectives, and they will be my top priorities as CEO," said Edmondson. "We will improve the overall customer experience at RadioShack, rationalize and improve the company's infrastructure, leverage our core skills and assets to produce new sources of revenue and profits, and attract, retain and develop talented employees who can contribute to our long-term growth. As our executive team executes these priorities over the next several years, I believe we will deliver superior value to both our customers and shareholders."

As executive chairman, Roberts will continue to help guide the company on long-term strategic opportunities, represent the company with key industry, civic and philanthropic constituents, and provide leadership to the board of directors.

"This is an excellent time to transition the CEO job and day-to-day management of the company to Dave," said Roberts. "I've never wanted to be an entrenched CEO. I've been privileged to be a CEO for 20 years, with three different publicly traded companies, and I'm proud of the fact that I've groomed a successor who is ready to carry our strategy forward. The board and I have successfully planned for this transition to leverage the strengths of both Dave and myself. There is no better time than now for a CEO transition."

"It's a strong testament to Len that the Board selected Dave as RadioShack's next CEO," said Thomas Plaskett, presiding director and chairman of the board's corporate governance committee. "Len has groomed a solid successor who will continue to lead the company with energy and passion. Dave seizes opportunities to lead and wants the company and its shareholders to win. He has our utmost support and confidence as he guides the organization to achieve the most important priorities that will grow our business."

About RadioShack Corporation

Fort Worth, Texas-based RadioShack Corporation is the nation's most trusted consumer electronics specialty retailer of wireless communications, electronic parts, batteries and accessories as well as other digital technology products and services. With nearly 7,000 stores nationwide, it is estimated that 94 percent of all Americans live or work within five minutes of a RadioShack store or dealer. The company's knowledgeable sales associates and brand position -- "You've Got Questions. We've Got Answers." -- support RadioShack's mission to demystify technology in every neighborhood in America. For more information on the company, visit the RadioShack Corporation Web site at http://www.RadioShackCorporation.com . For more information on RadioShack products and services, visit its e-commerce Web site at http://www.RadioShack.com .